UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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HOUSTON WIRE & CABLE COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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HOUSTON WIRE & CABLE COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2013

To Our Stockholders:

The 2013 annual meeting of stockholders of Houston Wire & Cable Company will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 on Tuesday, May 7, 2013, at 8:30 a.m., Central Time.  The annual meeting of stockholders is being held for the following purposes:

1.  To elect seven directors to serve on the Board of Directors until the 2014 annual meeting of stockholders and until their successors have been elected and qualified (Proposal No. 1);

2.  To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal No. 2);

3.  To hold an advisory vote relating to the Company’s executive compensation (Proposal No. 3); and

4.  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 8, 2013 are entitled to vote at the meeting or at any postponement or adjournment thereof.

Please act promptly to vote your shares with respect to the proposals described above.  You may vote your shares by marking, signing, dating and mailing the enclosed proxy card.  You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

By Order of the Board of Directors,

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

March 28, 2013

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HOUSTON WIRE & CABLE COMPANY

10201 North Loop East

Houston, Texas 77029

PROXY STATEMENT

This proxy statement contains information related to the 2013 annual meeting of stockholders of Houston Wire & Cable Company, a Delaware corporation (the “Company,” “we” or “us”), that will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029, on Tuesday, May 7, 2013, at 8:30 a.m., Central Time, and at any postponement or adjournment thereof.  We are first mailing notice of availability of this proxy statement and the accompanying proxy card and 2012 annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2012), on or about March 28, 2013.

ABOUT THE MEETING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the 2013 annual meeting of our stockholders.  Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders.  The proxy statement is also the document used by our board to solicit proxies to be used at the 2013 annual meeting.  Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.  The board has designated James L. Pokluda III and William H. Sheffield as proxies, who will vote the shares represented by proxies solicited by the board at the annual meeting in accordance with the stockholders’ instructions.

What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

•	the election of seven directors, each to serve until the next annual meeting and until a successor is duly elected and qualified (Proposal No. 1);

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2);

•	the approval of our executive compensation (Proposal No. 3); and

•	any other business properly coming before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 8, 2013, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029, during normal business hours for a period of ten days before the annual meeting and at the annual meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a stockholder of record with respect to those shares.  If this is the case, the stockholder proxy materials have been sent or provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee (also known as held “in street name”), you are considered the “beneficial holder” of the shares, and your brokerage firm, bank or other nominee is the stockholder of record.  If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee.  As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares.  Please contact your broker, bank or other nominee for instructions on how to vote any shares you beneficially own.

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Who can attend the meeting?

All stockholders of record as of March 8, 2013, or their duly appointed proxies, may attend the meeting.  If you hold your shares in street name, you will need to bring a copy of a brokerage or other account statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting.  The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  As of the record date, 17,899,499 shares of our common stock were outstanding.  Shares covered by proxies received will be considered present at the meeting for purposes of establishing a quorum.

How do I vote?

You may vote in person at the meeting or by proxy by any of the following methods:

•	Telephoning the toll-free number listed on the proxy card;

•	Using the Internet site listed on the proxy card; or

•	Marking, dating, signing and returning the enclosed proxy card.

We recommend that you vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.  If you vote by proxy, your shares will be voted as you direct on the proxy card, by telephone or via the Internet.  If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person, even if you previously sent in a proxy card or voted by telephone or via the Internet.

If your shares are held in street name, please refer to the information forwarded to you by your broker, bank or other holder of record to see what you must do in order to vote your shares.  If you are a street name stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I give my proxy?

You can revoke your proxy, whether it was given by telephone, Internet or mail, before it is voted by:

•	Delivering to our Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy before or at the annual meeting and prior to voting;

•	Delivering a new proxy bearing a later date by telephone, via the Internet or by submitting a duly executed proxy card; or

•	Voting in person at the annual meeting.

The last vote you submit chronologically (by any means) will supersede all prior votes.

The powers of the proxy holders with regard to your shares will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not, by itself, revoke a previously granted proxy.

How many votes are required for the proposals to pass?

Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  Directors are elected by a plurality vote, meaning that the seven director nominees receiving the greatest numbers of votes will be elected.  The approval of a majority of the votes present, in person or by proxy, at the annual meeting and entitled to vote is required to ratify the selection of our independent public accounting firm and to approve our executive compensation.

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How are abstentions and broker non-votes treated?

If a stockholder withholds authority to vote on the election of directors, it will have no effect on the vote. If a stockholder abstains from voting on any other proposal, it will have the same effect as a vote against that proposal.

Broker non-votes with respect to any matter will have no effect on the outcome of the vote on that matter.  A “broker non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy.  If no specific instructions are given, validly submitted proxies will be voted “FOR” the election of all seven nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and “FOR” the approval of our executive compensation.

Will anyone contact me concerning this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.  If done, such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

What are the board’s recommendations?

The board’s recommendations, together with the description of each proposal, are set forth in this proxy statement. In summary, the board unanimously recommends that you vote:

•	“FOR” the election of each nominee for director (see page 8);

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm (see page 26); and

•	“FOR” the approval of the compensation of our named executive officers (see page 26).

What happens if additional matters are presented at the annual meeting?

Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.  A representative of Schiff Hardin LLP, the Company’s legal counsel, will be the inspector of elections.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock for each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR LLC (1)
82 Devonshire Street
Boston, MA 02109	2,535,470	14.2%

Royce & Associates, LLC (2)
745 Fifth Avenue
New York, NY 10151	2,246,739	12.6%

Capital Research Global Investors (3)
333 South Hope Street
Los Angeles, CA 90071	1,946,500	10.9%

BlackRock, Inc. (4)
40 East 52nd Street
New York, NY 10022	1,034,542	5.8%

DePrince Race & Zollo, Inc. (5)
250 Park Ave. South Suite 250
Winter Park, FL 32789	975,310	5.4%

The Vanguard Group, Inc. (6)
100 Vanguard Blvd.
Malvern, PA 19355	969,662	5.4%

(1)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of FMR LLC and Edward C. Johnson 3d, its chairman, on January 10, 2013. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One of these investment companies, Fidelity Low-Priced Stock Fund, beneficially owned 1,200,000 shares, or 6.7% of our outstanding common stock. Fidelity Management & Research Company had sole voting power with respect to 495,886 shares, shared voting power with respect to no shares and shared investment power with respect to all 2,535,470 shares reported as beneficially owned.

(2)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Royce & Associates, LLC on January 11, 2013. Royce & Associates, LLC is deemed to be the beneficial owner of these shares as a result of its acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One of those investment companies, Royce Low Priced Stock Fund, beneficially owned 1,591,200 shares, or 8.9%, of our outstanding common stock.

(3)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Capital Research Global Investors, a division of Capital Research and Management Company, on February 13, 2013. Capital Research Global Investors is deemed to be the beneficial owner of these shares as a result of its acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research Global Investors holds more than 5% of our common stock on behalf of one of these investment companies, SMALLCAP World Fund, Inc.

(4)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of BlackRock, Inc. and certain of its subsidiaries on February 8, 2013.

(5)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of DePrince, Race & Zollo, Inc. on February 13, 2013. DePrince, Race & Zollo had sole voting power with respect to 890,800 shares, shared voting power with respect to no shares and had sole dispositive power of all 975,310 shares reported as beneficially owned.

(6)	As reported in a Statement on Schedule 13G filed with the SEC on behalf of The Vanguard Group, Inc. on February 11, 2013. The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company, a wholly-owned subsidiary, had sole voting power with respect to 31,113 shares, shared voting power with respect to no shares, sole investment power with respect to 938,549 shares and shared investment power with respect to 31,113 shares.

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The following table sets forth the beneficial ownership of shares of our common stock for (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table on page 19 and (iii) all of our directors and executive officers as a group.  Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and sole investment power.  The information below is as of March 8, 2013, unless otherwise indicated.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Owned		Shares Under Options/RSUs Exercisable/Vesting Within 60 Days		Total Number of Shares	Percent of Class
Michael T. Campbell	8,044	(1)	32,208	(4)	40,252	*
I. Stewart Farwell	15,000		42,208		57,208	*
Peter M. Gotsch	10,746		22,208		32,954	*
James L. Pokluda III	65,138		30,466		95,604	*
Wilson B. Sexton	65,000		42,208	(5)	107,208	*
William H. Sheffield	10,000	(2)	42,208		52,208	*
Scott L. Thompson	15,000		42,208	(6)	57,208	*
Nicol G. Graham	178,150	(3)	26,000		204,150	1.1
All directors and executive officers as a group (8 persons)	367,078		279,714		646,792	3.6

*	Less than 1%

(1)	Owned by Mr. Campbell’s individual retirement account.

(2)	Mr. Sheffield has shared voting power and shared dispositive power with respect to 7,000 of these shares.

(3)	Includes 60,772 shares owned by Mr. Graham’s individual retirement account.

(4)	Includes 25,000 shares subject to stock options held in a revocable trust in Mr. Campbell’s name.

(5) Held in a revocable trust in Mr. Sexton’s name.

(6)	Excludes 20,000 shares subject to stock options that Mr. Thompson transferred as gifts to his two adult children. Mr. Thompson disclaims beneficial ownership of these shares.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our amended and restated bylaws provide for each director to stand for election each year at our annual meeting and to serve until the next annual meeting and until a successor is duly elected and qualified.

The Board of Directors approved the slate of seven nominees upon the recommendation of the Nominating and Corporate Governance Committee.  The board recommends that the stockholders elect the nominees designated below to serve until our 2014 annual meeting and until their successors are duly elected and qualified.  The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below.

All seven of the nominees named herein presently serve as members of the Board of Directors.

It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named below as the directors.  Each nominee has consented to serve as a director if elected at this year’s annual meeting.  In the event any nominee is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute.  The board has no reason to believe that any nominee named below will be unable to serve if elected.

Nominees Standing for Election to the Board

James L. Pokluda III, age 48. Director since 2012

President and Chief Executive Officer of the Company

Mr. Pokluda was appointed President in May 2011 and Chief Executive Officer in January 2012. From 2007 until 2011, he served as Vice President – Sales and Marketing. During his 25 years with the Company, Mr. Pokluda has a demonstrated history of substantial contributions to the Company including the construction and leadership of our long-term growth plan, implementation of the National Service Center, the commercialization of our private branded products, co-leadership of the initial public offering in 2006 and follow-on offering in 2007 and acquisitions. Mr. Pokluda served on the Board of Directors of Houston Electrical League (HEL) for several years, is an affiliate member of the National Association of Electrical Distributors (NAED), and a graduate of the College of Engineering at Texas A&M University. In 2012, Mr. Pokluda completed the University of Chicago’s Booth School of Business Executive Education Advanced Management Program. As the only management representative on our board, and someone with experience in all aspects of our business, Mr. Pokluda provides an insider’s perspective in board discussions about our industry and the business and strategic direction of the Company.

Michael T. Campbell, age 68. Director since 2008.

Independent Director

Mr. Campbell serves on the Board of Directors of Natural Grocers, Inc. by Vitamin Cottage, Inc., and the Board of Advisors of Lee Truck Equipment, Inc. (d/b/a Casper’s Truck Equipment).  He performed project work as a financial and accounting consultant both individually and with Resources Connection from January 2003 to December 2005.  Mr. Campbell served in the technical support department of the National Office of Deloitte & Touche LLP, and he was the lead technical accounting and auditing partner in the Denver office prior to his retirement in June 2001.  Mr. Campbell is a Certified Public Accountant and holds an M.B.A. degree from the University of Michigan and a B.S. degree from the United States Military Academy. As a result, he has significant expertise with the financial reporting issues facing the Company, including SEC reporting and internal control design and implementation. Mr. Campbell also has extensive experience with mergers and acquisitions, and capital markets transactions. Mr. Campbell is recognized as both a Governance Fellow and a Certified Professional Director in the United States by the National Association of Corporate Directors.

I. Stewart Farwell, age 72.  Director since 2006.

Independent Director

Prior to his retirement in April 2008, Mr. Farwell held various positions at Rheem Manufacturing Company, a leading manufacturer of central heating and cooling products, including President of the Water Heater and HVAC Divisions, Chief Operating Officer and most recently President & CEO. He now serves as Special Advisor to Rheem's Board of Directors and Senior Management. His prior experience also includes serving on the board of various trade associations and Chairman of the Gas Appliance Manufacturers Association. With more than thirty years experience in global manufacturing and distribution operations, including of products with a high copper content, Mr. Farwell provides critical insight into the operational requirements of our company and its end user customers and, in particular, managing the risks presented by fluctuating commodity prices. Mr. Farwell is recognized as a Certified Professional Director in the United States by the National Association of Corporate Directors.

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Peter M. Gotsch, age 48.  Director since 1997.

Managing Director, Svoboda Capital Partners LLC

Mr. Gotsch has been a Managing Director of Svoboda Capital Partners LLC, a private equity firm, since 2011. Prior thereto, Mr. Gotsch was the managing member of Ellipse Capital LLC from 2008 until 2011 and a member of Code Hennessy & Simmons LLC from 1989 until 2008.  He holds a B.A. degree from St. Olaf College and an M.B.A. from Northwestern University. He currently serves as a director of Beacon Roofing Supply, Inc. and was a director of The Hillman Companies, Inc. until its acquisition by private investors in 2010. As a result of these and other experiences, as well as his over 15 years as a member of our board, Mr. Gotsch has a depth of experience in a variety of distribution businesses and expertise in the specialty wire and cable business. Mr. Gotsch is recognized as a Certified Professional Director in the United States by the National Association of Corporate Directors.

Wilson B. Sexton, age 76.  Director since 2006.

Chairman of the Board, Pool Corp.

Mr. Sexton has been the Chairman of the Board and a director of Pool Corp., a wholesale distributor of swimming pool supplies, equipment and leisure products since 1993.  From January 1999 to May 2001, Mr. Sexton also served as Chief Executive Officer of Pool Corp.  He is currently on the Board of Directors of Pool Corp. and Beacon Roofing Supply, Inc. Mr. Sexton is a Certified Public Accountant and holds a B.B.A. degree from Southern Methodist University and is recognized as a Certified Professional Director in the United States by the National Association of Corporate Directors. As chairman and former chief executive officer of Pool Corp., Mr. Sexton understands well the issues facing executive management of a public corporation. He has a strong financial acumen and extensive managerial experience, having led Pool Corp., another wholesale distribution company, through a period of significant growth.

William H. Sheffield, age 64.  Director since 2006.

Independent Director

Mr. Sheffield is a corporate director and serves on the boards of directors of Ontario Power Generation Inc., Canada Post Corporation and Velan Inc.  and served on the board of Corby Distilleries Limited until 2009. Mr. Sheffield served as Chief Executive Officer of Sappi Fine Paper from 2001 until 2003.  With his knowledge of complex issues surrounding global companies and his understanding of what makes businesses work effectively and efficiently, Mr. Sheffield provides valuable insight to our board and offers particular expertise in labor relations, critical end user markets and board governance issues. He holds an MBA and a BSc, and is recognized as both a Governance Fellow and a Certified Professional Director by the National Association of Corporate Directors in the United States and the Institute of Corporate Directors in Canada.

Scott L. Thompson, age 54.  Director since 2006.

Former President and Chief Executive Officer, Chairman of the Board, Dollar Thrifty Automotive Group

Mr. Thompson was the President & CEO since 2008 and Chairman of the Board since 2011 of Dollar Thrifty Automotive Group, a NYSE-listed company engaged in the rental car industry, until its sale to Hertz Corporation in 2012. Mr. Thompson was a founder of Group 1 Automotive, Inc, a specialty retailer in the automotive retailing industry, where he served as the CFO and Treasurer from 1996 until 2004. Mr. Thompson is a former member of the board of Dollar Thrifty Automotive Group and a current board member of Conn's, Inc. Mr. Thompson is a Certified Public Accountant and is recognized as a Certified Professional Director in the United States by the National Association of Corporate Directors. As chief executive of Dollar Thrifty, Mr. Thompson successfully led that company through a financial turnaround and subsequent sale to Hertz Corporation. Mr. Thompson’s business experience, proven leadership and financial expertise have increased the effectiveness of our board.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” the election of the nominees named above (Proposal No. 1 on the accompanying proxy card).

The seven nominees who receive the greatest number of votes will be elected directors.

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CORPORATE GOVERNANCE AND BOARD COMMITTEES

Board Composition

Our Board of Directors currently consists of seven directors.  Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal.  There are no family relationships between any of our directors or executive officers.  Our executive officers are elected by and serve at the discretion of the Board of Directors.

 Board Leadership Structure and Risk Oversight

Since our IPO, the offices of Chairman and Chief Executive Officer of the Company have been held by different individuals. Our board is led by an independent Chairman. Mr. Thompson served as Chairman until January 1, 2012, at which time Mr. Sheffield assumed the Chairman role. Our Chief Executive Officer, Mr. Pokluda, is the only member of the board who is not an independent director. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the board and strengthens the board’s independence from management. In addition, separating these roles allows Mr. Pokluda to focus his efforts on running our business and managing the Company in the best interests of our stockholders, while we are able to benefit from Mr. Sheffield’s experience as a member of other public company boards.

The board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with operations, credit, financing and capital investments. Management is responsible for the Company’s day-to-day risk management activities, and our board’s role is to engage in informed risk oversight. The Nominating and Corporate Governance Committee with the assistance of management compiled and prioritized a list of risks to which the Company could be subjected. It also identified the significant risks which were then reviewed by the board and assigned to one of the standing committees of the board for oversight. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are a number of ways our board performs this function, including the following:

•	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results and strategy and discusses risks related to the business;

•	the Audit Committee assists the board in its oversight of risk management by discussing with management, particularly the Chief Executive Officer and Chief Financial Officer, our guidelines and policies regarding financial and enterprise risk management and risk appetite, including major risk exposures, and the steps management has taken to monitor and control such exposures; and

•	through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Director Independence

The Board of Directors has determined that each person who served as a director in 2012, and each director nominee for 2013, except Mr. Pokluda is “independent” under NASDAQ Listing Rule 5605(a)(2).  Under Rule 5605(a)(2), a director is considered independent as long as he or she does not have a relationship with the Company or management which would interfere with the exercise of independent judgment in carrying out the director’s responsibilities.  The NASDAQ Listing Rules also enumerate certain relationships which preclude a finding of independence and generally provide that an individual cannot be considered independent if, among other things, he or she is a current officer or other employee of the issuer or directly or indirectly receives certain significant payments from the issuer other than in his or her capacity as a director or board committee member.

Board Meetings

The board met six times during 2012.  All persons who were directors during 2012 attended at least 75% of these meetings and meetings of the committees on which they served. Absent special circumstances, each director is expected to attend the annual meeting of stockholders. All of the directors attended the 2012 annual meeting of stockholders.

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Executive Sessions

The Company’s Corporate Governance Guidelines require the independent directors to meet in executive sessions separate from management at least two times a year.  The independent directors met in executive sessions five times during 2012.

Committees Established by the Board of Directors

The board has three standing committees: (1) Audit Committee; (2) Nominating and Corporate Governance Committee; and (3) Compensation Committee. As Chairman of the Board, Mr. Sheffield is not a member of any standing committee, but he attends all committee meetings on an ex officio basis.

 Audit Committee.  The Audit Committee consists of Messrs. Campbell, Gotsch and Sexton, each of whom is independent for purposes of Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.  Mr. Campbell serves as the Chairman.  Each of the Audit Committee members is financially literate as determined by our board in its business judgment.  The board has also determined that Mr. Campbell is an “audit committee financial expert,” as such term is defined under the applicable SEC rules.

The Audit Committee met four times in 2012.  The Audit Committee operates under a charter approved by the Board of Directors, which can be found on the “Investor Relations” section of our website at http://www.houwire.com. Copies will be provided to stockholders upon request.

The principal duties and responsibilities of the Audit Committee are to assist the board in its oversight of:

•	the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors.

Our Audit Committee is also responsible for:

•	maintaining free and open communication between the committee, the independent auditors, and management of the Company;

•	reviewing and approving related party transactions; and

•	preparing the report required to be prepared pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The Audit Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of counsel, accountants or other experts and advisors, as it deems necessary or appropriate.  See the “Report of the Audit Committee” on page 23.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Campbell, Farwell, and Thompson.  Mr. Farwell serves as the Chairman.  The board has determined that all committee members are independent for purposes of Rule 5605(a)(2) of the NASDAQ Listing Rules.

The Nominating and Corporate Governance Committee met four times in 2012.  The Nominating and Corporate Governance Committee operates under a charter approved by the Board of Directors, which can be found on the “Investor Relations” section of our website at http://www.houwire.com. Copies will be provided to stockholders upon request.

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The principal duties and responsibilities of the Nominating and Corporate Governance Committee are to:

•	identify persons that the Committee believes are qualified to be directors of the Company and consider and evaluate other candidates for director brought to the attention of the Committee, including persons nominated by stockholders in accordance with the nomination procedures specified in the Company’s By-laws or otherwise recommended by stockholders;

•	recommend to the board (a) the nominees for election as directors at each annual meeting of stockholders or at any special meeting of stockholders at which directors are to be elected and (b) the persons to be appointed by the board to fill any vacancy on the board (including any vacancy resulting from an increase in the size of the board);

•	review the committee structure of the board and the membership of the board committees, and recommend to the board nominees for appointment to each of the committees;

•	review and reassess, at least annually, the adequacy of the Company’s Corporate Governance Guidelines and recommend to the board for approval any changes that the Committee deems necessary or appropriate;

•	review any proposals properly submitted by stockholders for inclusion in the Company’s proxy statement and recommend to the board any action to be taken in response to such proposals; and

•	oversee the annual evaluation of the board.

In screening and recommending candidates as directors of the Company, the Nominating and Corporate Governance Committee considers the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Company’s business and such matters as the relevant business and industry experience, professional background, age, current employment, community service and other board service of candidates for directors, as well as the racial, ethnic and gender diversity of the board. The committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment who (1) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, (2) are free from conflicts of interest that could interfere with a director’s duties to the Company and its stockholders, and (3) are willing and able to make the necessary commitment of time and attention required for effective board service. The Nominating and Corporate Governance Committee also takes into account the candidate’s level of financial literacy. The Nominating and Corporate Governance Committee monitors the mix of skills and experience of the directors in order to assess whether the board has the necessary tools to perform its oversight function effectively.  The Nominating and Corporate Governance Committee will consider nominees for our Board of Directors recommended by stockholders, using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee has the authority to retain a search firm to be used to identify director candidates.  The Nominating and Corporate Governance Committee has the authority to retain and terminate any such search firm, including authority to approve the firm’s fees and other retention terms.  The Nominating and Corporate Governance Committee also has authority to retain other advisors.  The Company will provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any search firm or other advisors.

Stockholder Recommendations for Director Nominations.  As noted above, the Nominating and Corporate Governance Committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders.  For information on how to nominate a person for election as a director at the 2014 annual meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2014 Annual Meeting.”  The Nominating and Corporate Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation.  Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate.  As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things.  The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of the board.

Compensation Committee.  The Compensation Committee consists of Messrs. Gotsch, Farwell, Sexton, and Thompson.  Mr. Gotsch serves as the Chairman.  The board has determined that all committee members are (i) independent for purposes of Rule 5605(a)(2) of the NASDAQ Listing Rules, (ii) “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

The Compensation Committee met five times in 2012.  The Compensation Committee operates under a charter approved by the Board of Directors and can be found by accessing the “Investor Relations” section of our website at http://www.houwire.com. Copies of the charter will be sent to stockholders upon request.

The principal duties and responsibilities of the Compensation Committee are as follows:

•	make recommendations to the board with respect to the CEO’s compensation level;

•

consider the Company’s performance and relative stockholder return, the value of similar incentive awards to the CEOs at comparable companies, and the awards given to the Company’s CEO in past years when determining the long-term component of the CEO’s compensation;

•

review the CEO’s recommendations on compensation of the executive officers of the Company and make recommendations to the board with respect thereto and with respect to the Company’s major compensation policies and practices;

•	administer and review the Houston Wire & Cable Company 2006 Stock Plan (the “2006 Plan”), including approving the number and distribution of awards under such plan; and

•

review and make recommendations to the board concerning management development and succession planning activities, including an appropriate successor in the event of the unexpected death, incapacity or resignation of the CEO.

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The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided the subcommittees are composed entirely of independent directors.  The Compensation Committee also may retain a compensation consultant or other advisors to assist in the evaluation of CEO or executive officer compensation.  The Compensation Committee has authority to approve the retention terms and terminate any such consulting firm.  The Company will provide for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee. The Compensation Committee was not advised by any consultant in 2012.

The CEO may not be present during any deliberations on his compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or ever was an officer or employee of the Company or any of its subsidiaries.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines encouraging each director to invest an amount equal to three times the director’s annual cash retainer in the Company’s common stock. The amount invested includes the market value, as of the date of grant, of shares of restricted stock and restricted stock units held by a director. The recommended ownership level should be achieved within five years after becoming a director. All of the current directors meet the ownership guidelines.

Communications with Directors

Stockholders may communicate any concerns they have regarding the Company, including recommendations of candidates for director, to the Board of Directors or to any member of the board via web form by accessing the investor relations section of our website at http://www.houwire.com and clicking on the “Corporate Governance” and “Contact the Board” links, through our Corporate Governance Hotline at 866-373-6359 or by writing to them at the following address:

Houston Wire & Cable Company

Attention: [Board of Directors]/[Board Member]

c/o Chief Financial Officer

10201 North Loop East

Houston, TX  77029

Communications directed to the independent directors should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, at the address indicated above.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above.

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A majority of the independent directors of the Company has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to the Board of Directors. Any written communication regarding accounting, internal accounting controls, or other matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct

The board has adopted a Code of Conduct, most recently updated in November 2012, a copy of which may be found by accessing the investor relations section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.  Under the Code of Conduct, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including but not limited to the following:

•	Our directors, officers and employees are required to avoid situations in which their personal, family or financial interests conflict with those of the Company;

•	Our directors, officers and employees must refrain from engaging in any activities that compete with the Company, or which may compromise its interests;

•	Our directors, officers and employees must refrain from taking any business or investment opportunity discovered in the course of employment with or service to the Company that the director, officer or employee knows, or should have or has reason to know, would benefit the Company; and

•	Our directors, officers and employees must comply with all applicable governmental laws, rules and regulations.

We are also committed to ensuring that all disclosures in reports and documents that the Company files with the SEC, as well as other public communications made by the Company, are full, fair, accurate, timely and understandable.  Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employees to obey the law.  Any violation of applicable law or any deviation from the standards embodied in the Code of Business Conduct will result in appropriate corrective and disciplinary action, up to and including termination of employment.

DIRECTOR COMPENSATION

In early 2011, the Compensation Committee engaged Towers Watson as its compensation consultant to perform an analysis of director compensation, including retainers, meeting fees, special compensation for leadership positions, long-term incentives and perquisites. Following a review of this analysis, the Compensation Committee recommended to the board, and the board approved, revisions to the director compensation arrangements. Beginning with the 2011 annual meeting, each independent member of the Board of Directors receives an annual cash retainer of $50,000, paid quarterly. The Chairman of the Board receives an additional fee of $40,000 per year, and the Chairmen of the Audit, Compensation and Nominating and Corporation Governance Committees receive additional annual fees of $10,000, $7,500 and $5,000, respectively, also paid quarterly. There are no additional fees for meeting attendance. Mr. Pokluda does not receive any compensation for his service as a director.

In addition, beginning with the 2011 annual meeting, upon election or reelection to the board, each independent director receives a grant of restricted stock units having a fair market value of $50,000, based on the price of the Company’s common stock on the date of grant. The restricted stock units vest on the date of the Company’s annual meeting of stockholders the following year and are settled in shares of common stock at such time as the independent director’s service on the board terminates for any reason. Any dividends declared on the common stock during the term of the restricted stock units will be accrued and paid to the director when the restricted stock units are settled. The restricted stock units are in lieu of stock options, which the Company granted to directors prior to 2011.

We reimburse members of our Board of Directors for any out-of-pocket expenses they incur in connection with services provided as directors.  The Nominating and Corporate Governance Committee has adopted a policy encouraging each director to devote at least one day each year to director education and we pay for the cost of attending continuing education programs, up to $5,000 per director per year. Perquisites paid or provided to individual directors in 2012 were significantly less than the SEC’s minimum threshold for disclosure ($10,000).

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The following table sets forth all compensation paid to each of our non-employee directors in 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael T. Campbell	60,000	50,000	110,000
I. Stewart Farwell	55,000	50,000	105,000
Peter M. Gotsch	57,500	50,000	107,500
Wilson B. Sexton	50,000	50,000	100,000
William H. Sheffield	90,000	50,000	140,000
Scott L. Thompson	50,000	50,000	100,000

(1)	This column shows the aggregate grant date fair value of the restricted stock unit awards granted.

See note 7 of the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012, for a discussion of the assumptions we made in the valuation of these awards. Upon their re-election to the board at the annual meeting of stockholders on May 8, 2012, each of Messrs. Campbell, Farwell, Sexton, Sheffield, Gotsch and Thompson received a grant of 4,174 restricted stock units, having a fair market value of $50,000, based on the closing price of the Company’s common stock on the date of the grant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Financial Highlights

•	Executive compensation is based on (1) base salary, (2) variable incentive cash bonuses and (3) long-term, equity-based incentive awards.

•	Our variable incentive cash bonuses for 2012 were based on three primary financial measures – operating income, revenue and inventory turns – and two additional financial measures related to acquisitions and sales of certain proprietary products.

•	In 2012, we achieved sales of $393.0 million, a decrease of 0.9% over the year ended December 31, 2011.

•	In 2012, our operating income was $28.9 million, down 13.3% from the prior year.

•	Inventory turns for 2012 were 3.45 times as compared to 3.97 times for 2011.

•	As a result of the failure to achieve the minimum financial thresholds, we paid no incentive cash bonuses in 2012.

Objectives of Compensation Program

Our compensation program aims to attract, motivate and retain qualified, energetic employees who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each employee for his or her contribution to the Company. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors. Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each employee’s contribution to the Company. In measuring an officer’s contributions, the Compensation Committee considers a number of factors, including our profitable growth and the achievement of financial performance targets. The total compensation package for each member of our senior management includes incentive compensation that is based primarily on the achievement of financial performance targets. Operating income is the primary basis for determining incentive compensation, and revenue growth and inventory turns are secondary factors. In its simplest definition, operating income is equivalent to operating earnings before interest and taxes. Each December, the Compensation Committee establishes operating income, revenue and inventory turns targets for the upcoming fiscal year based in part upon the incremental improvement in those measures over the prior fiscal year. We have not used stock price performance as a factor in determining annual compensation, because the price of our common stock is subject to a variety of factors outside our control.

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Elements of the Company’s Compensation Plan and How Each Element Relates to Our Objectives

Annual senior management compensation consists of a base salary component, an incentive component and equity awards, which may include stock options and restricted stock.

Base Salary.  We seek to provide our senior management with a level of a base salary in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for members of our senior management are established based on each officer’s qualifications and experience, scope of responsibilities, future potential and past performance. We do not target a particular percentile of compensation paid by any peer group. Base salaries are reviewed annually and adjusted as necessary to realign salaries with market levels, after taking into account individual responsibilities, performance and experience.

Incentive Cash Bonuses.  Our practice is to award incentive cash bonuses to our senior management based upon performance objectives of the Company.

Under Mr. Pokluda’s employment agreement, his potential bonus was based on achieving a performance target for the applicable fiscal year, as follows:

•	If we achieve less than 85% of the target for the fiscal year, then no incentive bonus is paid for that fiscal year.

•	If we achieve 100% of the target for the fiscal year, then the incentive bonus is equal to 50% of Mr. Pokluda’s base salary as of the end of that year.

•	If we achieve 115% or more of the target for the fiscal year, then the incentive bonus is equal to 75% of the base salary as of the end of that year.

•	If we achieve a percentage of the target for the fiscal year that is between any two of the 85%, 100% or 115% thresholds referred to above, then the incentive bonus is a percentage of the base salary for that fiscal year calculated on a straight line basis between the percentages that would apply at those two thresholds.

Under Mr. Pokluda’s agreement, the Board of Directors (or the Compensation Committee) establishes the specific performance targets for Mr. Pokluda no later than sixty days after the beginning of each fiscal year. Mr. Pokluda had to agree with the performance target established and the performance target had to be consistent with our business plan approved by the board for such fiscal year. For 2012, the Compensation Committee established the performance target under Mr. Pokluda’s agreement as achieving operating income of $40.0 million.  Our 2012 operating income was $28.9 million, which is less than 85% of the target, so Mr. Pokluda was not entitled to receive, and did not receive, an incentive bonus for 2012.

For 2012, Mr. Graham (and all members of senior management, other than Mr. Pokluda) participated in our Senior Management Bonus Program.  For each participant under the program, the potential bonus award was based on the participant’s salary at the end of the year.  In order for any bonus to be paid for 2012, we needed to achieve the operating income threshold of $32.7 million set by the Compensation Committee for the year.  If the threshold was met, then the participant was entitled to receive a “basic” bonus equal to a percentage (ranging from 0% to 50%) of his or her salary, depending on our performance with respect to targets established for three incentive factors: operating income, revenue and inventory turns.  For 2012, 70% of the bonus was based on performance against the targets for operating income (the target for a minimum payout was $32.7 million and for a maximum payout was $36.4 million), 20% of the bonus was based on performance against the established targets for revenue (a minimum payout at $390 million and a maximum at $450 million), and 10% of the bonus was based on performance against the established targets for inventory turns (a minimum payout at 3.90 times and a maximum at 4.25 times).  The full basic bonus of 50% of salary was available if we achieved the maximum target for each of the three incentive factors.  The bonus available for each incentive factor was calculated on a stand-alone basis (provided the operating income threshold was met) and was calculated on a pro rata, straight line basis between the 0% and 50% level, provided the specific target for such incentive factor was met.  In addition, there was an additional award potential of 5% of salary, in the event we achieved a minimum level of sales of certain proprietary products, which was dependent upon the Company attaining the minimum operating income target.

The 2012 program also provided that a bonus equal to an additional 10% of salary could be awarded in the event that we made one or more acquisitions during the year and the acquired businesses met established financial goals.  The maximum bonus payable (the basic bonus plus the additional bonus) could not exceed 65% of the participant’s base salary.  Under the program, all bonuses are payable the year following the year for which performance is being measured, after receipt of (and subject to) the audit of the financial statements for the relevant year.  No award is payable under the program for any full or partial year to a participant whose employment terminates prior to the time the bonus is paid. In all cases, the payment is in the discretion of the Compensation Committee, and the Compensation Committee retains the right to terminate a participant’s participation in the bonus program at any time, in which case no bonus may be paid.

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In 2012, we did not attain the minimum operating income threshold under the Senior Management Bonus Program, so Mr. Graham and other members of senior management were not entitled to receive a bonus under the terms of the program.

For 2013, the Senior Management Bonus Program is similar to the program in 2012, but will be based on targets approved for 2013.   For 2013, Mr. Pokluda’s bonus will be payable in accordance with the terms of his employment agreement, which provides for a bonus based on achieving a performance target approved for the year. No bonus will be payable if we fail to achieve at least 85% of the performance target; a bonus of 50% of Mr. Pokluda’s base salary will be payable if we achieve 100% of the target, increasing ratably to a maximum of 75% of his base salary at or above the 115% performance level.

Equity Awards. In addition to base salary and incentive compensation, each member of our senior management is eligible to receive stock option and restricted stock grants under our stock plan. We believe that through our broad-based plan, the economic interests of our employees, including our executives, are more closely aligned to those of the stockholders. The number of stock options or shares of restricted stock granted to each executive officer is made on a discretionary basis by the Compensation Committee after consideration of the CEO’s recommendations, rather than pursuant to a formula.

How the Company Chose Amounts and/or Formulas for Each Element

In 2011, our Compensation Committee engaged Towers Watson to provide to the Compensation Committee an executive compensation analysis summarizing data from published surveys and peer company proxy filings. The Compensation Committee used the Towers Watson analysis to gain a market perspective with respect to a compensation package for Mr. Pokluda and other potential additions to the Company’s management team.

The Compensation Committee reviewed the data provided by Towers Watson and then entered into negotiations with Mr. Pokluda regarding a multi-year employment agreement and compensation package. During these negotiations, the committee considered Mr. Pokluda’s tenure with the Company, his contributions to the Company’s growth and his performance in positions of ever-expanding responsibility. On December 20, 2011, the Company and Mr. Pokluda entered into an employment agreement that became effective January 1, 2012 for a term that extends until December 31, 2015. The employment agreement provides for (1) a base salary of $400,000 per year, subject to annual reviews and increases (but not decreases) by the board, (2) an annual bonus opportunity of up to 75% of base salary (50% of base salary at target) based on achieving at least 85% of a performance target for the applicable fiscal year, (3) continued participation in the Company’s 2006 Stock Plan and (4) entitlement to all benefits generally available to the Company’s other executive employees. Under the employment agreement, if the Company terminates Mr. Pokluda’s employment without cause, or if Mr. Pokluda terminates his employment for good reason, Mr. Pokluda will be entitled to severance equal to one year’s base salary or, if following a change in control of the Company, two years’ base salary. The employment agreement will limit Mr. Pokluda’s ability to compete with the Company for a specified period after his employment ends.

In addition, on December 20, 2011, Mr. Pokluda received (1) a grant of 26,576 shares of restricted stock and a grant of options to purchases 64,330 shares of common stock for $14.11 per share (the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant), each of which will vest in two equal installments on December 31, 2016 and December 31, 2017, (2) a grant of 14,175 shares of performance based restricted stock, which will vest only if the Company achieves a performance target for the three year period ending December 31, 2014, and (3) as part of the Company’s regular annual awards, a grant of options to purchase 8,580 shares of common stock for $14.11 per share, which will vest in five equal annual installments beginning December 20, 2012. The committee believes that these grants align Mr. Pokluda’s compensation with the interests of stockholders and, due to the delayed vesting schedule, will assist in retaining Mr. Pokluda as our President and Chief Executive Officer.

On December 17, 2012, Mr. Pokluda received a grant of 17,953 shares of performance based restricted stock, which will vest only if the Company achieves a performance target for the three year period ending December 31, 2015.

Each executive officer’s current and prior compensation is considered in setting future compensation. The elements of our plan (base salary, bonus, stock options and restricted stock) are similar to the elements used by many companies.  We do not have an exact formula for allocating between cash and non-cash compensation. In making annual stock plan grants in December 2012, the board considered the relative advantages of stock options, which it granted until December 2009 and again in December 2010 and 2011, and restricted stock awards, which it granted in December 2009, and determined to grant restricted stock awards in 2012 as an equity incentive.

Our chief executive officer provides recommendations to the Compensation Committee regarding most compensation matters, including compensation of other members of key management.

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With respect to current employees, we establish stock plan grant dates well in advance of any actual grant. The timing of each grant is determined to coincide with a scheduled meeting of our Board of Directors and its Compensation Committee and, except in highly unusual circumstances, we will not allow discretionary grants at other dates. The grant date is established when our Compensation Committee approves the grant and all key terms have been determined. The exercise price of each of our stock options is the market closing price on the grant date. Our general policy is for the annual grant to occur in December several weeks after the official announcement of our third quarter results so that the stock option exercise price reflects a fully-informed market price. If at the time of any planned stock option grant any member of our Board of Directors or any executive officer is aware of material non-public information, we would not generally make the planned stock option grant. In such event, as soon as practical after material information is made public, the Compensation Committee would call a special meeting and otherwise take all necessary steps to authorize the delayed stock option grant. Regarding the grant process, the Compensation Committee does not delegate any related function, and executive officers are not treated differently from other employees.

At our 2012 annual meeting of stockholders, we held a non-binding advisory vote on our executive compensation, as well as a vote to determine how often the vote on executive compensation should be held. Over 95% of the outstanding shares voted to approve our executive compensation. Given this high percentage of votes in favor of our executive compensation, the Compensation Committee determined not to make any significant changes in our compensation practices for 2013.

Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Section 162(m) of the Internal Revenue Code imposes a limitation on tax deductions of any publicly-held corporation for compensation paid to certain executives in excess of $1,000,000 in any taxable year, unless the compensation is performance-based. Section 409A of the Internal Revenue Code addresses certain nonqualified deferred compensation benefits payable to an executive and provides that, if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Employment Arrangements and Payments upon Termination of Employment

We entered into an employment agreement dated December 20, 2011 with Mr. Pokluda, our President and Chief Executive Officer since January 1, 2012, with a term that extends through December 31, 2015. It provides for a base salary of $400,000 per year, subject to annual reviews and increases (but not decreases) by our board, and an annual bonus opportunity of up to 75% of base salary, as described above. Mr. Pokluda’s agreement provides for reimbursement of reasonable business expenses, the employment benefits generally available to our executives and four weeks of vacation per year. Mr. Pokluda may participate in our 2006 Plan. Under the Employment Agreement, if the Company terminates Mr. Pokluda’s employment without cause, or if Mr. Pokluda terminates his employment for good reason, Mr. Pokluda will be entitled to severance equal to one year’s base salary or, if following a change in control of the Company, two years’ base salary. The employment agreement limits Mr. Pokluda’s ability to compete with the Company for a specified period after his employment ends.

Under Mr. Pokluda’s employment agreement, the terms “cause” and “for good reason” are defined as follows:

“Cause” shall exist if there is (i) a material neglect by Mr. Pokluda of his assigned duties, which includes any failure to follow the written direction of the board or to comply with the Company’s code of ethics or written policies, or repeated refusal by Mr. Pokluda to perform his assigned duties, in each case other than by reason of disability, which continues for 30 days following receipt of written notice from the board; (ii) the commission by Mr. Pokluda of any act of fraud or embezzlement against Company or any of its affiliates or the commission of any felony or act involving dishonesty; (iii) the commission by Mr. Pokluda of any act of moral turpitude which actually causes financial harm to the Company or any of its affiliates; (iv) a material breach by Mr. Pokluda of the confidentiality provisions of the employment agreement or any other confidentiality or non-disclosure agreement of Mr. Pokluda with the Company; or (v) Mr. Pokluda’s commencement of employment with another company while he is an employee of the Company without the prior consent of the board.

“For Good Reason” shall mean voluntary termination of the employment agreement by Mr. Pokluda if, without the prior consent of Mr. Pokluda: (a) the Company shall relocate its principal executive offices to a location outside the Houston, Texas metropolitan area; (b) there is a material reduction by the Company in Mr. Pokluda’s responsibilities, duties, authority, title or reporting relationship; or (c) the Company acts in any way that would materially reduce Mr. Pokluda’s base salary or if the Company adversely affects Mr. Pokluda’s participation in or materially reduces Mr. Pokluda’s benefit under any benefit plan of the Company in which Mr. Pokluda is participating; provided, however, that termination for Good Reason by Mr. Pokluda shall not be permitted unless (x) Mr. Pokluda has given the Company at least 30 days’ prior written notice that he has a basis for a termination for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (y) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period.

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Our other members of senior management are elected by and serve at the discretion of the Board of Directors.

Summary Compensation Table

The following table and related notes sets forth information concerning the compensation paid to our Chief Executive Officer and President and our Chief Financial Officer for fiscal years 2012, 2011 and 2010. Because our Chief Executive Officer and President and our Chief Financial Officer are our only executive officers, the following compensation disclosures have been limited to those two individuals. For ease of reference, we collectively refer to these executive officers throughout this section as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

James L. Pokluda III,	2012	393,269	-	199,996	-	-	13,981	607,246
President &	2011	212,173	-	574,997	477,655	116,640	13,724	1,395,189
Chief Executive Officer

Nicol G. Graham,
Chief Financial Officer	2012	218,126	-	27,850	-	-	14,350	260,326
	2011	205,780	-	-	32,757	108,327	11,892	358,756
	2010	195,590	-	-	25,183	117,295	9,527	347,595

(1)	This column shows the aggregate grant date fair value of the shares of restricted stock granted. See note 7 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made by the Company in the valuation of these stock awards.

(2)	This column shows the aggregate grant date fair value of the stock options granted. See note 7 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made by the Company in the valuation of these option awards.

(3)	The amounts shown for the named executive officers represent payments made pursuant to the terms of the Senior Management Bonus Program. For a description of the incentive arrangements, please see “Executive Compensation – Elements of Company’s Compensation Plan and How Each Element Relates to Our Objectives – Incentive Cash Bonuses.”

(4)	All Other Compensation reported for Mr. Pokluda represents matching contribution by the Company to our 401(k) Plan of $10,000; group term life and long-term disability insurance premiums of $496; and personal use of an automobile of $3,485. All Other Compensation reported for Mr. Graham represents matching contribution by the Company to our 401(k) Plan of $10,000; group term life and long-term disability insurance premiums of $2,630; and personal use of an automobile of $1,720.

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Grants of Plan Based Awards

The following table sets forth information for each named executive officer with respect to:

•	Estimated possible payouts under non-equity incentive plan awards for 2012, and

•	Restricted stock granted in 2012.

The Company granted no stock options in 2012.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or	All other option awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and
Name	Grant date(1)	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)(5)	Target (#)(5)	Maximum (#)(5)	Units (#)	options (#)	awards ($/Sh)	option awards(6)

James L. Pokluda III	12/17/12	-	196,635	294,952	8,977	17,953	17,953	-	-	$11.14	$199,996
Nicol G. Graham	12/17/12	-	-	141,782	-	-	-	2,500	-	$11.14	$27,850

(1)	The “Grant Date” reflects the date on which the Compensation Committee acted to approve the grant of the award.

(2)	Non-Equity Incentive Plan Awards – Threshold. Pursuant to our employment agreement with Mr. Pokluda, he does not receive any incentive payment unless our performance exceeds the threshold set in accordance with his agreement. Pursuant to the Senior Management Bonus Program, in which Mr. Graham participates, no amount will be payable unless the minimum goal for operating income is met and, assuming that goal is achieved, performance at (or below) the minimum goal for a specific incentive factor will result in no payment with respect to that incentive factor. Performance above the minimum goal for an incentive factor results in a payment (based on a percentage of the executive’s salary) ranging from $1 to the maximum bonus amount for such incentive factor, depending on the level at which the performance goal was attained.

(3)	Non-Equity Incentive Plan Awards – Target. Pursuant to our employment agreement with Mr. Pokluda, the amount shown in this column for Mr. Pokluda represents 50% of his salary for 2012. The Senior Management Bonus Program does not specify a target amount. Where “target” amounts are not determinable, the SEC rules require the disclosure of representative amounts based on the previous fiscal year’s performance. Accordingly, we have disclosed above in the “Target” column the amount that would be paid under our 2012 Senior Management Bonus Program to Mr. Graham based on our performance in 2011.

(4)	Non-Equity Incentive Plan Awards – Maximum. Pursuant to our employment agreement with Mr. Pokluda, the amount shown in this column for Mr. Pokluda represents 75% of his salary for 2012, the maximum percentage of his salary that is available under his employment agreement. Pursuant to the 2012 Senior Management Bonus Program, the amount shown in this column represents 65% of Mr. Graham’s salary for 2012, the maximum percentage of salary that is available under the program.

(5)	Equity Incentive Plan Awards –The performance based restricted stock granted to Mr. Pokluda provide that 50% of the shares will vest if the Company achieves 85% of the performance target, and 100% of the shares will vest if the Company meets or exceeds the performance target.

(6)	See footnote 7 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made in the valuation of these stock options and restricted stock awards.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to unexercised options to purchase common stock that remained outstanding and shares of restricted stock that remained unvested at December 31, 2012.  The Company’s executive officers currently do not have any other outstanding stock awards.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

James L. Pokluda III		64,330	(5)	14.11	12/20/2021	29,909	(6)	415,683	32,128	(8)	400,006
	1,716	6,864	(4)	14.11	12/20/2021
	2,000	3,000	(2)	12.03	12/14/2020
	8,000	2,000	(1)	9.27	12/17/2018
	5,000	-		15.40	12/18/2017
	10,000	-		21.73	12/20/2016
	3,750	-		2.67	12/30/2015

Nicol G. Graham	1,000	4,000	(3)	14.11	12/20/2021	5,833	(7)	68,546
	2,000	3,000	(2)	12.03	12/14/2020
	8,000	2,000	(1)	9.27	12/17/2018
	5,000	-		15.40	12/18/2017
	10,000	-		21.73	12/20/2016

(1)	The remaining options under this grant vest on December 17, 2013.

(2)	The options under this grant vest in equal installments of 1,000 shares per year on December 14, 2013, 2014 and 2015.

(3)	The options under this grant vest in equal installments of 1,000 shares per year on December 20, 2013, 2014, 2015 and 2016.

(4)	The options under this grant vest in equal installments of 1,716 shares per year on December 14, 2013, 2014, 2015 and 2016.

(5)	The options under this grant vest in two equal installments of 32,165 shares per year on December 31, 2016 and 2017.

(6)	These shares vest as follows: 1,667 shares on December 15, 2013, 1,666 shares on December 15, 2014 and 13,288 shares on each of December 31, 2016 and 2017.

(7)	These shares vest in installments of 1,667 shares on December 15, 2013, 1,666 shares on December 15, 2014 and 834 shares on December 17, 2015 and 833 shares on December 17, 2016 and 2017.

(8)	The vesting of 14,175 shares is subject to the Company achieving a cumulative operating income target for the three year period beginning January 1, 2012 and ending December 31, 2014. The vesting of 17,953 shares is subject to the Company achieving a cumulative operating income target for the three year period beginning January 1, 2013 and ending December 31, 2015.

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Option Exercises and Stock Vested

No executive officer exercised any stock options in 2012.

Defined Pension Plans, Non-Qualified Defined Contribution Plans and Non-Qualified Deferred Compensation Plans

We do not maintain any defined benefit plans, supplemental executive retirement plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

 REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the SEC.

The Compensation Committee of the Company states that the committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Compensation Committee:

Peter M. Gotsch, Chairman
I. Stewart Farwell
Wilson B. Sexton
Scott L. Thompson

Dated: March 14, 2013

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	757,410	$15.01	467,388
Equity compensation plans not approved by security holders(2)	21,062	$2.46	-

(1)	Amounts shown in this row relate solely to stock options granted under our 2006 Plan. The 2006 Plan provides for discretionary awards of stock options, restricted stock and restricted stock units to selected employees and directors. Our board may grant non-qualified or incentive stock options to selected employees and non-qualified stock options to non-employee directors. The board may set the terms and conditions applicable to the options, including the exercise price of the option, type of option and the number of shares subject to the option. In any event, each option will expire 10 years from the date of grant.

This row excludes shares of restricted stock and restricted stock units granted under the 2006 Plan, which were granted at no cost to the recipients. Our board may grant restricted stock and restricted stock unit awards to directors and selected employees, either for no consideration or for such appropriate consideration as the board determines. The board has the discretion to determine the number of shares awarded and the restrictions, terms and conditions of the award. Subject to the restrictions, the recipient of an award will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares. Our board may establish, as restrictions on the stock, performance goals and targets for participants, which lapse if we achieve the performance goals and targets for the designated performance period. The performance goals may be based on one or more business criteria. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the board.

(2)	Amounts shown in this row relate solely to non-qualified stock options granted under our 2000 Stock Plan (“the 2000 Plan”). No grants under the 2000 Plan have been made since the Company’s public offering in June 2006 nor will any be made in the future. Under the 2000 Plan the Board of Directors was able to grant non-qualified or incentive stock options to selected key employees and non-qualified stock options to non-employee directors. The duration of any option could not exceed 10 years from the grant date. The board was also able to grant stock awards to key employees and directors for such numbers of shares, and subject to such vesting requirements, restrictions and other terms and conditions, as the board determined in its discretion.

(3)	Weighted-average exercise price of outstanding stock options.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board is responsible for providing oversight of our accounting and financial reporting functions.  The board appoints the Audit Committee annually, with the committee consisting of at least three directors. The Audit Committee operates under a formal charter, which is available on the Company’s website at http:www.houwire.com and by clicking on the “Corporate Governance” link.  The Audit Committee charter sets forth in detail, the duties and responsibilities of the Audit Committee.

The Audit Committee relies on the expertise and knowledge of management and Ernst & Young LLP, the Company’s independent registered public accounting firm, in carrying out its oversight responsibilities. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  Ernst & Young LLP is responsible for auditing those financial statements and issuing a report thereon.

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 The Audit Committee reviewed and discussed with management and Ernst & Young LLP the audited financial statements of the Company for the year ended December 31, 2012. The Audit Committee also reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380 (Communication with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

In addition, the Audit Committee received the written independence disclosures and the letter from Ernst & Young LLP that are required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  The disclosures described the relationships and fee arrangements between the firm and the Company.  Consistent with the applicable requirements of the Public Company Accounting Oversight Board and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2012 is compatible with maintaining Ernst & Young LLP’s independence and has discussed with Ernst & Young LLP the firm’s independence from the Company.

Based on the above-mentioned reviews and discussions with management and Ernst & Young LLP, the Audit Committee, exercising its business judgment, recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Michael T. Campbell, Chairman
Peter M. Gotsch
Wilson B. Sexton

Dated: March 13, 2013

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PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Audit Committee’s Pre-Approval and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

•	Audit Services consist of services rendered by an external auditor for the audit of our annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and internal controls and reviews of financial statements included in Forms 10-Q, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

•	Audit-Related Services consist of assurance and related services by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations.

•	Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance.

•	Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The table below summarizes the fees billed by our independent registered public accounting firm, Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2012 and 2011 and fees billed for other services rendered by Ernst & Young LLP during those periods.

Year	Audit Fees(1)	Audit-Related Fees	Tax Fees(2)	All Other Fees	Total
2012	$438,656	$—	$45,770	$—	$484,426
2011	$446,946	$—	$64,056	$—	$511,002

(1)	Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements (including services related to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and the reviews of the interim financial statements included in our Forms 10-Q.

(2)	Tax fees represent professional services related to tax compliance.

For the fiscal year ended December 31, 2012, none of the Audit-Related Fees, Tax Fees or Other Fees were approved in accordance with the exceptions to the pre-approval requirements set forth in 16 CFR 210.2-01(c)(7)(i)(C).

The Audit Committee has considered the compatibility of the provision of services covered by the preceding paragraph with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.  The Audit Committee annually reviews the performance of the independent registered public accounting firm and the fees charged for their services.

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PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 is not required.  However, the Board of Directors is submitting the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection.  If the stockholders fail to ratify Ernst & Young LLP as the independent registered public accounting firm, the Audit Committee will reassess its appointment.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.  Representatives of Ernst & Young LLP are expected to be at the annual meeting of stockholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal No. 2 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, the Compensation Committee's goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon the Company's achievement of specified financial goals and the performance of the Company's shares on a long-term basis. In fiscal 2012, the Company failed to achieve its operating performance goals, and the Company paid no cash incentives or bonuses.

Stockholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2012. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2012 reflects and supports these compensation policies and procedures.

In accordance with Rule 14a-21 under the Securities Exchange Act of 1934 and as a matter of good corporate governance, stockholders will be asked at the 2013 annual meeting of stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Houston Wire & Cable Company approve, on an advisory basis, the compensation of the Company's named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement and disclosed in the 2012 Summary Compensation Table and related compensation tables and narrative disclosure included in the Proxy Statement.

This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the board. Although non-binding, the board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

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Board Recommendation and Stockholder Vote Required

The Board of Directors recommends a vote “FOR” Proposal No. 3 on the proxy card.

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

ANNUAL REPORT TO STOCKHOLDERS

We have enclosed our 2012 annual report to stockholders with this proxy statement. The annual report includes our annual report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC. The annual report on Form 10-K contains our audited financial statements, along with other financial information about us. We urge you to read these documents carefully.

You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing the Investor Relations section of our website at http://www.houwire.com and clicking on the “SEC Filings” link;

•	writing to:

Houston Wire & Cable Company — Chief Financial Officer

10201 North Loop East

Houston, Texas 77029; or

•	telephoning us at: (713) 609-2200.

You can also obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2014 ANNUAL MEETING

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by us in accordance with the proxy rules.  In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2014 annual meeting of stockholders, that proposal must be received at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 (Attention: Chief Financial Officer), no later than November 27, 2013.

Our certificate of incorporation and by-laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.  Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our Board of Directors or by our chief executive officer or the chairman of our Board of Directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting and upon giving of notice and provided that the stockholder has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.  Specifically, our bylaws provide the following procedure in order that business may properly come before the stockholders at the annual meeting.  Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company.  Such notice must be given no earlier than January 6, 2014 and no later than February 5, 2014.  In addition, the following information must be provided in the written notice: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the class and number of shares of common stock that are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business and (5) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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If the stockholder proposes to nominate a person as a director, the written notice must be given no earlier than January 6, 2014 and no later than February 5, 2014 and must set forth the following information as to each proposed nominee: (1) the name, age, business address and, if known, residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares of common stock which are beneficially owned by such nominee, and (4) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to be named as a nominee and to serve as a director if elected.  As to the stockholder giving the notice, the following information is required: (1) the name and address, as they appear on the Company’s books, of such stockholder and (2) the number of shares of common stock beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the SEC. Officers, directors and stockholders owning more than ten percent of our common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely upon a review of Forms 3 and 4 and any amendments furnished to us, we believe that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements during 2012.

Other Information

The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be the responsibility of the Company.  In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

OTHER MATTERS

Our board does not know of any other matters that are to be presented for action at the 2013 annual meeting of stockholders.  Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

 Dated: March 28, 2013

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